INDEMNITY AND GUARANTY AGREEMENT

THIS INDEMNITY AND GUARANTY AGREEMENT (this "Agreement"), is made as of the 25th day of August, 2007, by Ezra Green ("Green"), whose address is 757 Harrisson Street, West Hempstead, NY 11552, and Clar Skies Group, Inc. , a New York corporation whose address is 757 Harrisson Street, West Hempstead, New York (“Clear Skies”). Clear Skies and Green being referred to herein collectively as "Indemnitor Parties" and individually as "Indemnitor"), jointly and severally, in favor of Quixotic Systems, Inc. , a New York corporation ("Quixotic"), whose address is 90 Bedford Street, Suite A, New York, New York 10014.

WITNESSETH:

WHEREAS, Alpha Energy has commenced a lawsuit against Quixotic titled Alpha Energy, a division of Alpha Technologies Services, Inc. v. Quixotic Systems, Inc. , United States District Court for the Western District of Washington Case No. 2:07-CV-1130 MJB (the "Lawsuit"), which is presently pending. In the Lawsuit, Alpha has asserted claims for breach of contract and unjust enrichment in relation to the failure to pay for certain goods (the "Goods") ordered by Quixotic from Alpha; and

WHEREAS, with limited exception, Quixotic ordered the goods on behalf of Clear Skies and these goods were shipped to or as directed by Clear Skies; and

WHEREAS, in the interest of avoiding the expense, uncertainty and delay of further litigation, Alpha Energy, Alpha Technologies Services, Inc. as well as all other Alpha Group entities ("Alpha") Clear Skies and Quixotic have agreed to compromise and settle the Lawsuit and all claims raised therein pursuant to a Settlement Agreement and Mutual Release dated as of the date hereof (the "Settlement Agreement"), the purpose of which is to achieve a full and complete settlement and compromise of all claims asserted in the Lawsuit; and

WHEREAS, as a condition to Quixotic entering into the Settlement Agreement and refraining from taking legal action against Clear Skies in connection with the goods ordered by Quixotic on behalf of Clear Skies referred to above, Quixotic has required that Indemnitor Parties indemnify Quixotic from and against and guarantee payment to or on behalf of Quixotic of all liability or obligations incurred or that may be incurred by Quixotic in connection with the Lawsuit and the Settlement Agreement, any non-performance by Clear Skies under the Settlement Agreement and all legal fees and other costs incurred by Quixotic in connection with the Lawsuit, negotiating and entering into the Settlement Agreement, and enforcing any of Quixotic's rights under the Settlement Agreement or hereunder; and

WHEREAS, Green is the founder, a principal equity holder, officer and director of Clear Skies and the entering into the Settlement Agreement by Clear Skies and this Agreement by each Indemnitor is of substantial benefit to each Indemnitor.

NOW, THEREFORE, to induce Quixotic to enter into the Settlement Agreement and refrain from taking legal action against the Indemnitor Parties Skies and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor Parties hereby covenant and agree for the benefit of Quixotic, as follows:

1. Indemnity and Guaranty.

(a) Indemnitor Parties hereby assume liability for, hereby guarantee payment to or on behalf of Quixotic, hereby agree to pay, protect, defend (at Quixotic's option) and save Quixotic harmless from and against, and hereby indemnify Quixotic from and against any and all liabilities, obligations, losses, damages, costs and expenses (including, without limitation, attorneys' fees, including the attorneys' fees incurred by Quixotic in connection with the Lawsuit and the claims made therein, the negotiation of the Settlement Agreement and the preparation and negotiation of the this Agreement), causes of action, suits, claims, demands and judgments of any nature or description whatsoever (collectively, "Costs") which may at any time be imposed upon, incurred by or awarded against Quixotic as a result of the Lawsuit and the claims made therein, the Settlement Agreement and any failure by Clear Skies to timely make any and all payments to Alpha as may be required under the Settlement Agreement, it being acknowledged and agreed to by the Indemnitor Parties that, notwithstanding anything to the contrary contained in the Settlement Agreement, as between Clear Skies and Quixotic, Clear Skies is liable for all amounts payable under the Settlement Agreement, and shall timely pay any and all such amounts as and when due.

(b) This is a guaranty of payment and performance and not of collection. The liability of Indemnitor Parties under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against any other person. Indemnitor Parties waive any right to require that an action be brought against any other person. In the event, on account of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, either Indemnitor Party shall be relieved of or fail to incur any debt, obligation or liability as provided in the Settlement Agreement, the other Indemnitor Party shall nevertheless be fully liable therefor. In the event of a default under the Settlement Agreement, Quixotic shall have the right to enforce its rights, powers and remedies thereunder or hereunder, in any order, and all rights, powers and remedies available to Quixotic in such event shall be non-exclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. If the indebtedness and obligations guaranteed hereby are partially paid or discharged by reason of the exercise of any of the remedies available to Quixotic, this Agreement shall nevertheless remain in full force and effect, and Indemnitor Parties shall remain liable for all remaining indebtedness and obligations guaranteed hereby.

2. Indemnification Procedures.

(a) If any claim or action shall be brought against Quixotic based upon any of the matters for which Quixotic is indemnified hereunder, Quixotic shall notify Indemnitor Parties in writing thereof and, at Quixotic's option, Indemnitor Parties shall promptly assume the defense thereof, including, without limitation, the employment of counsel acceptable to Quixotic and the negotiation of any settlement; provided, however, that any failure of Quixotic to notify any Indemnitor Parties of such matter shall not impair or reduce the obligations of Indemnitor Parties hereunder. Quixotic shall have the right, at the expense of Indemnitor Parties (which expense shall be included in Costs), to employ separate counsel in connection with any such claim or action and to participate in the defense thereof. In the event Indemnitor Parties shall fail, upon the request of Quixotic, to discharge or undertake to defend Quixotic against any claim, loss or liability for which Quixotic is indemnified hereunder, Quixotic may, at its sole option and election, defend or settle such claim, loss or liability. Alternatively, Quixotic may, at its sole option and election, defend or settle such claim, loss or liability. The liability of Indemnitor Parties to Quixotic hereunder shall be conclusively established by settlement entered into by Quixotic, provided such settlement is made in good faith, the amount of such liability to include both the settlement consideration and the costs and expenses, including, without limitation, attorneys' fees and disbursements, incurred by Quixotic in effecting such settlement. In such event, such settlement consideration, costs and expenses shall be included in the Costs and Indemnitor Parties shall pay the same as hereinafter provided. Quixotic's good faith in any such settlement shall be conclusively established if the settlement is made on the advice of independent legal counsel for Quixotic.

(b) Indemnitor Parties shall not, without the prior written consent of Quixotic: (i) settle or compromise any action, suit, proceeding or claim or consent to the entry of any judgment that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to Quixotic of a full and complete written release of Quixotic (in form, scope and substance satisfactory to Quixotic in its sole discretion) from all liability in respect of such action, suit, proceeding or claim and a dismissal with prejudice of such action, suit, proceeding or claim; or (ii) settle or compromise any action, suit, proceeding or claim in any manner that may adversely affect Quixotic or obligate Quixotic to pay any sum or perform any obligation as determined by Quixotic in its sole discretion.

(c) All Costs shall be immediately reimbursable to Quixotic when and as incurred and, in the event of any litigation, claim or other proceeding, without any requirement of waiting for the ultimate outcome of such litigation, claim or other proceeding, and Indemnitor Parties shall pay to Quixotic any and all Costs within ten (10) days after written notice from Quixotic itemizing the amounts thereof incurred to the date of such notice. In addition to any other remedy available for the failure of Indemnitor Parties to periodically pay such Costs, such Costs, if not paid within said ten-day period, shall bear interest at 9% per annum.

3. Reinstatement of Obligations. If at any time all or any part of any payment made by any Indemnitor or received by Quixotic from any Indemnitor under or with respect to this Agreement is or must be rescinded or returned for any reason whatsoever (including, but not limited to, the insolvency, bankruptcy or reorganization of such Indemnitor), then the obligations of Indemnitor Parties hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous payment made by any Indemnitor, or receipt of payment by Quixotic, and the obligations of Indemnitor Parties hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment by such Indemnitor had never been made.

4. Waivers by Indemnitor.  To the extent permitted by law, Indemnitor Parties each hereby waive and agree not to assert or take advantage of:

(a) Any right to require Quixotic to proceed against any other person or to proceed against or exhaust any security held by Quixotic at any time or to pursue any other remedy in Quixotic's power or under any other agreement before proceeding against Indemnitor Parties (or any of them) hereunder;

(b) The defense of the statute of limitations in any action hereunder;

(c) Any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Quixotic to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons;

(d) Demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notices of any kind, or the lack of any thereof, including, without limiting the generality of the foregoing, notice of the existence of any action or non-action on the part of any endorser or creditor of Indemnitor Parties (or any of them) or on the part of any other person or entity whomsoever under this or any other instrument;

(e) Any defense based upon an election of remedies by Quixotic; Indemnitor;

(f) Any right or claim of right to cause a marshalling of the assets of any Indemnitor;

(g) Any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Agreement;

(h) Any invalidity, irregularity or unenforceability, in whole or in part, of this Agreement or the Settlement Agreement;

(i) Any deficiencies in the ability of Quixotic to collect or to obtain performance from any persons now or hereafter liable for the payment and performance of any obligation hereby guaranteed;

(j) An assertion or claim that the automatic stay provided by 11 U.S.C. §362 or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Quixotic to enforce any of its rights, whether now or hereafter required, which Quixotic may have against any Indemnitor;

(k) Any modifications of the Settlement Agreement or any obligation of Clear Skies pursuant thereto by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise; and

(l) Any action, occurrence, event or matter consented to by Indemnitor Parties under Section 5(e) hereof, under any other provision hereof, or otherwise.

5. General Provisions.

(a) Fully Recourse. All of the terms and provisions of this Agreement are recourse obligations of Indemnitor Parties and not restricted by any limitation on personal liability.

(b) Unsecured Obligations. Indemnitor Parties hereby acknowledge that that Quixotic would not enter into the Settlement agreement and refrain from taking action against the Indemnitor Parties but for the unsecured personal liability undertaken by Indemnitor Parties herein. Indemnitor Parties further hereby acknowledge that even though the warranties, covenants or agreements of Indemnitor Parties contained herein may be identical or substantially similar to covenants or agreements of Clear Skies set forth in the Settlement Agreement, it being the intent of Quixotic to create separate obligations of Indemnitor Parties hereunder which can be enforced against Indemnitor Parties without regard to the Settlement Agreement.

(c) No Subrogation; No Recourse Against Quixotic. In connection with the foregoing, Indemnitor Parties expressly waive any and all rights of subrogation to Quixotic against Alpha, and Indemnitor Parties hereby waive any rights to enforce any remedy which Quixotic may have against Alpha. Indemnitor Parties shall not have any right of recourse against Quixotic by reason of any action Quixotic may take or omit to take under the provisions of this Agreement or under the provisions of the Settlement Agreement.

(d) Rights Cumulative; Payments. Quixotic's rights under this Agreement shall be in addition to all rights of Quixotic under the Settlement Agreement or applicable law or in equity. FURTHER, PAYMENTS MADE BY INDEMNITOR PARTIES UNDER THIS AGREEMENT SHALL NOT REDUCE IN ANY RESPECT THEIR OBLIGATIONS AND LIABILITIES UNDER THE SETTLEMENT AGREEMENT.

(e) No Limitation on Liability. No action which Quixotic shall take or fail to take in connection with the Lawsuit, the Settlement Agreement or hereunder, nor any course or dealing with Alpha or any other person, shall limit, impair or release Indemnitor Parties' obligations hereunder, affect this Agreement in any way or afford any Indemnitor any recourse against Quixotic. Nothing contained in this Section shall be construed to require Quixotic to take or refrain from taking any action referred to herein.

(f) Entire Agreement; Amendment; Severability. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements, whether written or oral, between the parties respecting such matters. Any amendments or modifications hereto, in order to be effective, shall be in writing and executed by the parties hereto. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

(g) Governing Law; Binding Effect; Waiver of Acceptance. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, with out regard to conflicts of laws principles. This Agreement shall bind Indemnitor Parties and the heirs, personal representatives, successors and assigns of Indemnitor Parties and shall inure to the benefit of Quixotic and the officers, directors, shareholders, agents and employees of Quixotic and their respective heirs, successors and assigns. Notwithstanding the foregoing, no Indemnitor shall assign any of its rights or obligations under this Agreement without the prior written consent of Quixotic, which consent may be withheld by Quixotic in its sole discretion. Indemnitor Parties hereby waive any acceptance of this Agreement by Quixotic, and this Agreement shall immediately be binding upon Indemnitor Parties.

(h) Notice. All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next business day delivery to the intended addressee at its address set forth on the first page of this Agreement or at such other address as may be designated by such party as herein provided, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the intended addressee at its address set forth on the first page of this Agreement or at such other address as may be designated by such party as herein provided. All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service, or three (3) business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least fifteen (15) days' prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

(i) No Waiver; Time of Essence; Business Day. The failure of any party hereto to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof nor give rise to any estoppel against such party nor excuse any of the parties hereto from their respective obligations hereunder. Any waiver of such right or remedy must be in writing and signed by the party to be bound. This Agreement is subject to enforcement at law or in equity, including actions for damages or specific performance.

(j) Captions for Convenience; Definition. The captions and headings of the sections and paragraphs of this Agreement are for convenience of reference only and shall not be construed in interpreting the provisions hereof. As used in this Agreement, unless otherwise expressly provided to the contrary, the word "person" shall include natural persons and all entities of any type, kind, nature and description and shall also include common law trusts.

(k) Attorneys' Fees. In the event it is necessary for Quixotic to retain the services of an attorney or any other consultants in order to enforce this Agreement, or any portion thereof, Indemnitor Parties agree jointly and severally to pay to Quixotic any and all costs and expenses, including, without limitation, attorneys' fees, incurred by Quixotic as a result thereof and such costs, fees and expenses shall be included in Costs.

(l) Successive Actions. A separate right of action hereunder shall arise each time Quixotic acquires knowledge of any matter indemnified or guaranteed by Indemnitor under this Agreement. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and Indemnitor Parties hereby waive and covenant not to assert any defense in the nature of splitting of causes of action or merger of judgments.

(m) SUBMISSION TO JURISDICTION; WAIVER OF JURY

(1) INDEMNITOR PARTIES, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT, (B) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN NEW YORK COUNTY, NEW YORK, (C) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND, (D) AGREES THAT NO INDEMNITOR WILL BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM. INDEMNITOR PARTIES FURTHER CONSENT AND AGREE TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THE INDEMNITOR PARTIES AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 5(h) HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

(2) INDEMVINITOR PARTIES, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY CONDUCT, ACT OR OMISSION OF QUIXOTIC OR INDEMNITOR PARTIES, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS OR ENTITIES AFFILIATED WITH QUIXOTIC OR ANY INDEMNITOR, IN EACH OR THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

(n) Joint and Several Liability. Notwithstanding anything to the contrary herein, the representations, warranties, covenants, agreements and obligations made and undertaken by each Indemnitor herein, shall be joint and several.

(o) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

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IN WITNESS WHEREOF, each Indemnitor has executed this first above written.

/s/ Ezra Green
EZRA GREEN, an individual

CLEAR SKIES GROUP, INC.

By:	/s/ Ezra Green
Name: Ezra Green
Title:

Acknowledged and Accepted:

QUIXOTIC SYSTEMS, INC.

By:	/s/ Richard Klein
Name: Richard Klein
Title: